EXHIBIT 99.1
Select Inquiries Received through March 17, 2008
1) The CEO and other executives recently exercised expiring stock options. Were any shares subsequently sold?
Since January 1, 2008, two officers have exercised stock options. The details of these exercises and related sales of stock, if any, are detailed below:

		Options	Shares	Shares
Name	Title	Exercised	Sold	Held
Brett Roberts	CEO	100,000	—	100,000
Mike Knoblauch	Senior V.P. - Loan Servicing	50,000	13,964	36,036
For additional information regarding these transactions, please refer to the Form 4 filings for each of the individuals names above. Such filings are available in the “Investors” section of our web site.